EXHIBIT 99.1

For Immediate Release

SECURE RECEIVES NON-COMPLIANCE LETTER
FROM NYSE ALTERNEXT US

Arlington, Virginia – February 17, 2009

Secure America Acquisition Corporation (AMEX: HLD; AMEX: HLD-U; AMEX:  HLD-WT) (the “Company”), announced today that it has received a notice from NYSE Alternext US LLC (the “Exchange”) that the Company is not in compliance with Section 704 of the Exchange’s Company Guide because the Company did not hold an annual meeting during the calendar year 2008.

In order to maintain its listing on the Exchange, the Company intends to submit a plan by March 10, 2009, addressing how it intends to regain compliance by August 11, 2009.   If the Company does not submit a plan or if this plan is not accepted by the Exchange, the Company will be subject to delisting procedures.

About Secure America Acquisition Corporation

Secure America Acquisition Corporation is a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are based on current expectations and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond the Company’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about the Company and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in the Company’s filings with the Securities and Exchange Commission. The Company urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from the Company. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact
C. Thomas McMillen
Chairman and co-CEO
Secure America Acquisition Corporation
(703) 528 7073 x 101